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                                                                    EXHIBIT 23.1



  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 2001

Securities and Exchange Commission
Washington D.C.


We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-85066) of our report dated October 5, 2001, with respect to the consolidated financial statements of NetSol Technologies, Inc. and Subsidiaries (formerly NetSol International, Inc. and Subsidiaries) to be included in the Annual Report on Form 10-KSB for the year ended June 30, 2002.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
October 10, 2002